Exhibit No. (h)(6)

FORM OF AMENDMENT NUMBER ONE
TO
TRANSFER AGENCY AGREEMENT

THIS AMENDMENT NUMBER ONE to the Transfer Agency Agreement (this “Amendment”) is made as of this __ day of May, 2013 (“Amendment No. 1 Effective Date”) by and between SEI Institutional Transfer Agent, Inc., a Delaware Corporation (as assignee from SEI Investments Management Corporation, “SEI”), and Community Capital Trust, formerly known as “The Community Reinvestment Act Qualified Investment Fund”, a Delaware business trust (the “Trust” or as applied to each separate series of the Trust, the “Fund”).

WHEREAS, the Trust and SEI entered into an Agreement dated as of the 8th day of January, 2007 pursuant to which SEI agreed to serve as transfer agent for the Trust (the “Agreement”); and

WHEREAS, the Trust and SEI desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1)	Defined Terms. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2)	Section 3.03 (Payment Procedures). Section 3.03 (Payment Procedures) of the Agreement is hereby deleted in its entirety and replaced as follows:

3.03     Payment Procedures.

A.  The Trust shall pay SEI’s fees monthly in U.S. Dollars, unless otherwise agreed to by the parties.  The Trust and SEI acknowledge and agree that the Trust’s Administrator (currently, SEI Investments Global Funds Services) may, automatically debit SEI’s fees from the applicable Portfolio account, and notwithstanding the provisions of Section 2.02(b) of this Agreement, may apply such fees directly to any third party appointed by SEI hereunder to carry out some or all of its responsibilities under this Agreement.

B.  In the event that any charges are disputed, the Trust shall notify SEI in writing of any disputed charges.  Upon receipt of any such notice of dispute, SEI shall review the disputed fees with the Trust and the parties shall use commercially reasonable efforts to resolve the dispute as soon as reasonably practicable.

3)	Schedule A (Names of Funds). Schedule A (Names of Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule A, attached hereto.

4)	Schedule C (Fees). Schedule C (Fees) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule C, attached hereto.

5)
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

6)
Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original or facsimile signatures of each of the parties.

7)
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.  To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the Investment Company Act of 1940, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

SEI INSTITUTIONAL TRANSFER AGENT, INC.		COMMUNITY CAPITAL TRUST

By:		By:
	(Signature)		(Signature)

	(Name)		(Name)

	(Title)		(Title)

	(Date Signed)		(Date Signed)

Schedule A
to the
Transfer Agency Agreement
by and between
Community Capital Trust and
SEI Institutional Transfer Agent, Inc.

NAMES OF FUNDS

The Community Reinvestment Act Qualified Investment Fund
CCM Active Income Fund

Schedule C
to the
Transfer Agent Agreement
by and between
The Community Capital Trust and
SEI Institutional Transfer Agent, Inc.

FEES

The Community Reinvestment Act Qualified Investment Fund

Base Fee*
■	On the first $750 million in assets	1.0 basis points, and
■	On assets between $750 million and $1.5 billion	.75 basis points, and
■	On assets over $1.5 billion	.5 basis points

    *subject to an annual minimum of $50,000 for the Community Reinvestment Act Qualified Investment Fund and $24,000 per class for the CCM Active Income Fund, discounted to $12,000 per class for the first two years from and after its initial funding date.

Account Fees
■	Open account fee:
	☐ Quarterly/annual dividend funds	included
	☐ Monthly dividend funds	included
	☐ Money market funds	included
	☐ Additional for funds with redemption fees	included
	☐ Additional for funds with 12b-1 fees	included
■	Closed account fee (per year)	included
■	One-time set-up (manual, per account)	included
■	One-time set-up (automated NSCC, per account)	included
■	Transaction fee (e.g., financial, maintenance)	included
■	Automated transactions*	included

   *includes NSCC activity processing, AIP/SWP/auto exchanges, dividends, any required IRS withholding

USA Patriot Act & Escheatment Fees
■	Per fund (per year)	included
■	Research (per item)	included
■	Additional account set-up (per non-individual account)*	included
■	Suspicious Activity Report filing (per occurrence)	included
■	Escheatment filing (per state)	included

   *e.g., business account, trust account, partnership account, etc.

Retirement Accounts (IRA/Roth/Others)
■	Annual maintenance fee per account (may be charged to shareholders)	$15.00
■	IRA transfer fee (per occurrence)	included

Advanced Reporting Solutions
■	Annual maintenance fee*	$3,500
■	Additional interactive user license (per license per year)	$1,000
■	Analyst named user license (per license per year)	$2,500

   *includes initial setup costs plus one interactive user license

Shareholder Services
■	Telephone calls, letters/e-mails, research/lost shareholder (per occurrence)	included

Document Services
■	Standard applications and forms in electronic format	no charge
■	Customized forms	as quoted
■	Pre-printed, machine-ready statement inserts (per item)	as quoted
■	Standard single-sided statement/confirm/tax form/check (per item including .pdf)
	☐ First page	included
	☐ Each additional page	included

Programming and Special Project Fees

Additional fees at $175 per hour, or as quoted by project, may apply for special programming or projects to meet your servicing requirements or to create custom reports.

Conversion Costs	TBD

Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to: annual year-end programming fees, copying charges, facsimile charges, inventory and record storage and reprocessing, statement paper, check stock, envelopes, tax forms, postage and direct delivery charges, tape/disk storage, travel, CPU usage, telephone and long distance charges, retirement plan documents, NSCC participant billing, P.O. box rental, toll-free number, customer identity check fees, bank account service fees and any other bank charges.

Optional Services

Money Market Exchange Vehicles
■	Exception check writing (per set definition, per occurrence)	$2.00
■	One-time set-up fee per money market fund used	$2,000
■	Monthly base fee per money market fund used	$650

VRU Services
■	One-time VRU set-up fee	$3,000
■	Annual VRU maintenance fee	$1,800
■	VRU charge (per call)	$.40

Internet Services
■	Broker Browser
	☐	One-time set-up fee (standard)	$1,000
	☐	Inquiry	no charge

■	Shareholder Browser
	☐	One-time set-up fee	$5,000
	☐	Annual maintenance fee	$2,500
	☐	Inquiry (per occurrence)	$.15
	☐	New account set-up, one-time fee per account	$1.60
	☐	Transactions* (per occurrence)	$.40
	☐	Account maintenance (per occurrence)	$.50

	*additional purchases, exchanges and redemptions

■	Web-based document mailings*
	☐	One-time set-up fee	$1,500
	☐	Per shareholder, per mailing	included

	*statements, prospectuses, financial reports, etc.

■	Vision
	Per fund family, per month		$1,200

■	Advisor Central
	Per fund family, per month		$1,200

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.